Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

STRATEGIC STORAGE GROWTH TRUST, INC. (SSGT)

ACQUIRES SIX FACILITIES FOR $15.9 MILLION

LADERA RANCH, Calif. – April 8, 2015 – Strategic Storage Growth Trust, Inc. (SSGT)—a public non-traded REIT targeting the development, redevelopment and lease-up of self-storage properties—recently closed on a six property portfolio totaling approximately 3,600 units and approximately 351,700 net rentable square feet for an aggregate purchase price of $15.9 million. SSGT is sponsored by SmartStop Self Storage, Inc. (SmartStop®) — a fully integrated, self-administered and self-managed self storage company.

“These six facilities will add to our footprint and brand awareness in the California, Colorado, and Illinois markets,” said H. Michael Schwartz, SSGT’s chairman and CEO.

The details of the six properties are as follows:

•	7211 Arlington Ave., Riverside, CA: 610 units, 60,100 square feet.

•	1111 W. Gladstone Street, Azusa, CA: 660 units, 64,400 square feet.

•	7760 Lorraine Ave., Stockton, CA: 560 units, 49,100 square feet.

•	3850 Airport Rd., Colorado Springs, CO: 680 units, 61,800 square feet.

•	1302 Marquette Dr., Romeoville, IL: 680 units, 66,700 square feet.

•	1001 Toll Gate Rd., Elgin, IL: 410 units, 49,600 square feet.

“We look forward to implementing our revenue management and advertising platforms to drive occupancies and awareness,” said Wayne Johnson, senior vice president - acquisitions for SSGT.

All facilities provide easy access with grade level drive-up and climate control units. The facilities enjoy significant traffic flow and visibility – most in close proximity to regional retailers.

The seller was DSI Properties, Inc., a company that raises capital to develop and/or acquire multiple properties across the United States. Bancap Self Storage Group, Inc. served as the consultant/advisor to the seller entities and was the sole broker in the transaction.

About Strategic Storage Growth Trust, Inc. (SSGT)

Strategic Storage Growth Trust, Inc. (SSGT) is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self-storage properties. The SSGT portfolio includes approximately 6,620 self-storage units and approximately 700,200 net rentable square feet of storage space.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self storage company, which owns/operates 164 self storage properties in 20 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.